UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : May 13, 2005

BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Boulevard, Fort Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 760-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On May 13, 2005, Alan B. Levan, Chairman and Chief Executive Officer of the BankAtlantic Bancorp, Inc. (the “Company”), and John E. Abdo, Vice-Chairman of the Company, each entered into Rule 10b5-1 trading plans providing for the sale by each of up to 7,500 shares of the Company’s Class A Common Stock on a monthly basis. Under each of the plans, the plans’ agent will undertake to sell up to 7,500 shares of the Company’s Class A Common Stock on a predetermined date each month if the Class A Common Stock trades above certain specified minimum prices. The trading plans allow for cumulating shares not sold in a given month for sale the following month if the price of the stock is not above the specified minimum price. In the event that shares are not sold in two consecutive months because the price of the stock is below the predetermined level, then all shares from those two preceding months and the current month will be sold at the market price. Neither of Messrs. Levan or Abdo will have any further control over the timing of any sales under the plan. Mr. Levan’s plan takes effect June 2, 2005 and expires June 2, 2006. Mr. Abdo’s plan takes effect June 15, 2005 and expires May 15, 2006.

     The plans are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: May 31, 2005	By:	/s/ James A. White
		Name:	James A. White
		Title:	Chief Financial Officer

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